Executive Stock Purchase Plan

This Executive Stock Purchase Plan (this “Purchase Plan”) is hereby adopted by Danny Prosky (“Executive”) this 7th day of April, 2011.

WHEREAS, Executive serves as President and Chief Operating Officer of Grubb & Ellis Healthcare REIT II, Inc. (the “Issuer”);

WHEREAS, Executive desires to enter into this Purchase Plan to buy shares of common stock, par value $0.01 per share, of the Issuer (the “Stock”) on a programmatic basis pursuant to the Issuer’s registered public offering (Registration No. 333-158111) (the “Offering”) in accordance with the terms set forth herein;

WHEREAS, Executive is employed by Grubb & Ellis Company (“Employer”), the Issuer’s sponsor, and serves as Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors, LLC, a wholly owned subsidiary of Employer;

WHEREAS, Executive is not employed by, or directly compensated by, the Issuer; and

WHEREAS, Executive desires to irrevocably instruct Employer to direct 50% of his net cash compensation, after taxes and other withholdings, which includes regular payroll payments and any other cash compensation or bonuses paid by Employer (“Cash Compensation”), to Issuer in order to effect purchases of shares of Stock in accordance with this Purchase Plan;

NOW, THEREFORE, Executive undertakes as follows:

1. Executive shall immediately and irrevocably instruct Employer to direct 50% of his Cash Compensation to Issuer in order to affect purchases of shares of Stock in accordance with this Purchase Plan, beginning with the regularly scheduled payroll payment on April 29, 2011, and terminating on the Termination Date (defined below).

2. Executive hereby directs Grubb & Ellis Securities, Inc., or any substitute or successor broker-dealer of record authorized to transact sales of the Stock, to facilitate the investment of all Cash Compensation paid to Issuer pursuant to paragraph 1 above in shares of Stock at a purchase price of $9.00 per share, reflecting a purchase price net of any selling commissions or dealer manager fee, as provided for in the prospectus relating to the Offering.

3. Executive represents and warrants that an investment in shares of Stock is an appropriate and suitable investment for Executive, that Executive meets the Issuer’s suitability standards as set forth in the Issuer’s prospectus relating to the Offering, and that Executive will notify Issuer in the event that Executive no longer meets the suitability standards set forth in the Issuer’s prospectus relating to the Offering;

4. Executive represents and warrants that, as of the date hereof, he is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and is adopting this Purchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 and Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).

4. It is the intent of Executive that this Purchase Plan comply with the requirements of Rule l0b5-1(c)(1) under the Exchange Act and that this Purchase Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1).

5. Executive agrees to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act.

6. Executive understands and agrees that he may not amend, substitute or otherwise alter any direction or instruction set forth in this Purchase Plan without the prior written consent of Issuer. Executive further understands and agrees that he bears all legal and regulatory risks associated with any such amendment, substitution or alteration.

7. This Purchase Plan shall terminate on the earlier of (A) the close of business on December  31, 2011, (B) the termination of the Offering, (C) any suspension of the Offering by the Issuer’s board of directors or any regulatory body, including but not limited to the Securities and Exchange Commission or any state securities commission, by stop-order or otherwise, or (D) the date upon which the investment in the Stock hereunder, when combined with all other investments in the Stock by Executive, would cause the number of shares of Stock owned by Executive to exceed the ownership limits set forth in the Issuer’s charter.

8. This Purchase Plan, shall be governed by and construed in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the undersigned have signed this Purchase Plan as of the date first written above.

/s/ Danny Prosky
DANNY PROSKY

Acknowledged and Agreed:
GRUBB & ELLIS HEALTHCARE REIT II, INC.

By: /s/ Shannon K S Johnson
Name of Officer: Shannon K S Johnson
Title: Chief Financial Officer

GRUBB & ELLIS SECURITIES, INC.

By: /s/ Charles Huang
Name of Officer: Charles Huang
Title: Chief Compliance Officer